                                                                   EXHIBIT 10(i)

                                   ASSIGNMENT

         EFFECTIVE THE 3rd day of March, 2000, for the consideration described herein below, BroadCom Wireless Communications Corporation, an Oklahoma corporation ("BCOM"), hereby assigns to BroadBand Wireless International Corporation, a Nevada corporation ("BBAN"), all of its rights, title, and interest in and to the following shares of stock in GKD, Inc., an Oklahoma corporation ("GKD"), representing all of the issued and outstanding shares of GKD owned or held, directly or beneficially, by BCOM, which it previously acquired from Ronald Baker and Gary Duke:

                     Number of Shares         Assignor           Assignee
                     ----------------         --------           --------
         Total          600                     BCOM             BBAN

The consideration received by BCOM for the transfer of the above described shares of stock in GKD is five million (5,000,000) shares of the common stock of BroadBand Wireless International Corporation.

BCOM and BBAN will execute and deliver such other and further documents including, but not limited to, stock certificates for GKD and for BBAN as described herein, as may be deemed reasonably necessary to effectuate the transaction set out in this Assignment.


"BCOM" - BroadCom Wireless Communications Corporation, an Oklahoma corporation


--------------------------------
Name:
Title:

"BBAN" - BroadBand Wireless International Corporation, a Nevada corporation


By:
   -----------------------------
Name:
Title: